UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2010 (January 8, 2010)

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 8, 2010, Accuray Incorporated (the “Company”) entered into a Supply Agreement (the “Agreement”) with American Science and Engineering, Inc. (“AS&E”) pursuant to which the Company will sell certain products incorporating standing wave linear accelerator systems and other traveling wave linear accelerator systems to AS&E for security applications, on the terms and conditions set forth in the Agreement.  The Agreement further provides that the Company and AS&E may agree to engage in joint development of improvements or other technology related to such products.

In December of 2004, the Company acquired AS&E’s High Energy Systems, or HES, business, and concurrently we entered into a license agreement with AS&E relating to the intellectual property on standing wave linear accelerators we obtained from the HES acquisition (the “License Agreement”).  The asset purchase agreement pursuant to which we purchased the HES business and the License Agreement were previously filed as exhibits to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 7, 2007.  Pursuant to the License Agreement, we granted AS&E an exclusive, worldwide, fully paid license for use of the purchased intellectual property in the national security and non-destructive testing markets, as well as a non-exclusive worldwide, fully paid license of the intellectual property for all uses other than (a) the national security and non-destructive testing markets and (b) medical use or applications.  In addition, we received an exclusive, worldwide, fully paid license to any modifications, improvements, enhancements or new developments to the acquired intellectual property by AS&E which are limited to medical uses or applications.   The Company has made certain improvements to the intellectual property on standing wave linear accelerators we obtained from AS&E in the HES acquisition.  Additionally, and separately, the Company has developed intellectual property on traveling wave linear accelerator technologies.

In October 2006, January 2007 and February 2007, we received correspondence from AS&E expressing concerns that the Company may be using intellectual property obtained from the HES acquisition in a manner that breaches, or is intended to breach, our contractual obligations under the License Agreement. Pursuant to the Agreement, AS&E acknowledges and agrees that none of the design, development, marketing, manufacturing, sales or other activities in relation to the traveling wave intellectual property by Accuray were in breach or contravention of the License Agreement.  In addition, the Agreement includes a general release by both parties of each other from any claims it may have had by reason of the License Agreement, among other things. This general release survives any expiration or termination of the Agreement.

The Agreement is effective as of September 16, 2009 and has an initial term of three years.  The parties may renew the Agreement for additional one year terms by written agreement.  Either party may terminate the Agreement at any time without cause on at least six months prior written notice.

The Company will file the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended December 31, 2009.  The foregoing descriptions are summaries and are therefore qualified in their entirety by reference to the complete text of the Agreement when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Date: January 14, 2010	By:	/s/ Darren J. Milliken
Darren J. Milliken
Senior Vice President, General Counsel & Corporate Secretary